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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

Date  of  Report  (Date  of  earliest  event  reported):  May  27,  2003


                               SURFORAMA.COM, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                        98-0233878
------                                        ----------
(State  or  other  jurisdiction of            (I.R.S. Employer
incorporation  or  organization)              Identification  No.)

333  Throckmorton  St.  #1107
Ft.  Worth,  Texas                            76102
------------------                            -----
(Address of principal executive offices)      (Zip  Code)

Registrants  telephone  number,
  including area code                        (817)348-8850
                                             -------------

Commission  File  Number:  000-33165

867  West  8th  Avenue
Vancouver,  British  Columbia,  Canada        V6E  1E5
--------------------------------------        --------
(Former  name  or  former  address,           (Zip  Code)
if  changed  since  last  report.)


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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

    None

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

    None

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

    None

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

    None

ITEM  5.  OTHER  EVENTS

Our President, David Parker, is also the founder and an officer and director of RxSystems, Inc.

On May 27, 2003, RxSystems, Inc. ("RxSystems") transferred, assigned, and conveyed all of their right, title, and interest in an exclusive licensing agreement ("License") with RTIN Holdings, Inc. ("RTIN") to Surforama.com, Inc. ("Surforama"). The License granted RxSystems the exclusive right to exploit a pharmaceutical management system, including patent-pending software and proprietary operating methodologies, in select population centers throughout California, Oregon, Washington and Alaska. Surforama agreed to indemnify RxSystems, Inc. for any claims with respect to the License against the Company in any amount now or in the future. Surforama agreed to reimburse David Parker $370,000 in a form of consideration and schedule of payments to be determined by the negotiations of David Parker and Surforama for personal monies advanced by Mr. Parker to secure the License. Surforama also agreed to pay to RTIN $3,176,615 in monthly payments in the amount of $25,000.00 through December 1, 2005, with the remaining balance to be paid as determined by the negotiations of Surforama and RTIN.

ITEM  6.  RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS     None

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

Financial  Statements
---------------------

     None

Exhibits
--------

     2.1  License  Agreement  between  RTIN  Holdings,  Inc. and RxSystems, Inc.

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     2.2  Assignment  of  RTIN  Holdings,  Inc.  License from RxSystems, Inc. to
          Surforama.com,  Inc.


ITEM  8.  CHANGE  IN  FISCAL  YEAR

     None


ITEM  9.  REGULATION  FD  DISCLOSURE

     None


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFORAMA.COM,  INC.


/s/ David  Parker
____________________________________________
David  Parker,  President

Date:     May  27,  2003